Exhibit 99.1

iGATE Reports Financial Year 2013; Revenues up 7.2%; Net Income up 35.5%

Successfully completes internal re-organization resulting in vertical-based business units

ISELIN, NJ – January 16, 2014

iGATE Corporation (iGATE or the Company) (NASDAQ: IGTE), the first integrated Technology and Operations (iTOPS) company providing “Business Outcomes” based solutions, today announced its financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter Highlights

•	Revenues were $299.3 million

•	Increased 10.2% compared with $271.6 million in the fourth quarter of 2012

•	Increased 2.0% sequentially compared with $293.4 million in the third quarter of 2013

•	Net Income attributable to iGATE Corporation was $33.1 million

•	Compared with $30.8 million in the fourth quarter of 2012

•	Compared with $31.9 million in the third quarter of 2013

•	Gross margin was 39.8%

•	Compared with 40.6% in the fourth quarter of 2012

•	Compared with 41.4% in the third quarter of 2013

•	Diluted earnings per share were $0.30 GAAP and $0.49 non-GAAP

•	Compared with $0.30 GAAP and $0.45 non-GAAP in the fourth quarter of 2012

•	Compared with $0.30 GAAP and $0.46 non-GAAP in the third quarter of 2013

•	Adjusted EBITDA was $74.7 million

•	Compared with $71.2 million in the fourth quarter of 2012

•	Compared with $78.4 million in the third quarter of 2013

•	The Company added nine new customers during the fourth quarter, including five Fortune 1000 companies

•	As of December 31, 2013, the Company had 29,733 employees with a net addition of 1,450.

Full Year Highlights for the year ended December 31, 2013

•	Revenues for the year were $1,150.9 million

•	Compared with $1,073.9 million for the year ended December 31, 2012

•	Net Income attributable to iGATE Corporation was $129.8 million

•	Compared with $95.8 million for the year ended December 31, 2012

•	Gross margin was 39.3%

•	Compared with 39.5% for the year ended December 31, 2012

•	Diluted earnings per share were $1.21 GAAP and $ 1.88 non-GAAP

•	Compared with $0.85 GAAP and $1.56 non-GAAP for the year ended December 31, 2012

•	Adjusted EBITDA was $284.8 million

•	Compared with $271.4 million for the year ended December 31, 2012

Ashok Vemuri, President and Chief Executive Officer, iGATE, said, “I am happy with the Company’s performance in 2013 and particularly pleased with the nature of large deals signed during the year. We have successfully finished regrouping the organization into vertical-based business units that bring in more industry knowledge and solutions, move us closer to the customer, and increase the depth and accountability to the business. I am confident that we are poised for a faster pace of growth in 2014.”

Sujit Sircar, Chief Financial Officer, iGATE, said, “I am pleased with our growth in net income in 2013 while we continue to deliver strong earnings per share. In order to better position us to create more shareholder value, we entered into a credit agreement during the fourth quarter and expect this to lower our debt servicing cost and therefore better our earnings and profitability from 2014.”

Fourth Quarter and Fiscal Year 2013 Operating Results

Results of the fourth quarter and full fiscal year for 2013 and 2012, on GAAP and non-GAAP basis, are provided in the table below.

	Q4 FY13	Q4 FY12	Y/Y	FY13	FY12	Y/Y

Net revenue ($Millions)	299.3	271.6	10.2%	1,150.9	1,073.9	7.2%
Operating margin ($Millions)	59.0	56.4	4.6%	227.2	206.3	10.1%
GAAP net income ($Millions)	33.1	30.8	7.5%	129.8	95.8	35.5%
GAAP diluted EPS ($)	0.30	0.30	—	1.21	0.85	42.4%
Adjusted EBITDA ($Millions)	74.7	71.2	4.9%	284.8	271.4	4.9%
Non-GAAP net income ($Millions)	39.7	35.0	13.4%	150.3	121.0	24.2%
Non-GAAP diluted EPS ($)	0.49	0.45	8.9%	1.88	1.56	20.5%

Key Contracts won during the Fourth Quarter

•	A large North American corporation in the business of international luxury and hotel management signed up with iGATE to streamline its back office operations and reduce the SG&A. As part of the multi-million, multi-year engagement, iGATE will centralize back office operations of the client’s payroll processing across its properties in North America and deliver services on a transaction pricing model. This is expected to provide enhanced financial transparency and flexibility to the client. The back-office centralization is also expected to create significant business benefits due to standardization and process efficiency improvements.

•	One of the world’s largest and North America based independent financial broking company has selected iGATE to increase efficiency and improve the quality of its internal systems and IT applications. As part of the engagement, iGATE will establish and manage the Testing Center of Excellence for the client. Apart from this, iGATE is also expected to assist the CIO’s office on its goals of improving throughput, efficiency & availability through process improvements across all software development lifecycles. The deal was won amidst stiff competition and strong incumbents.

•	A leading consumer electronics and audio equipment retailer in North America signed up with iGATE to transform its point of sale experience with customers. As part of this initiative, iGATE will implement and maintain a “Single Window Clearance” support model for the client’s existing point of sale application and provide help-desk support on a Service Level Agreement basis. This engagement is expected to make ticket resolution quicker as well as decrease the cost of running a retail store while improving the customer’s in-store experience.

•	A large North America based multinational corporation providing Information Technology and hardware solutions selected iGATE as a strategic partner to develop a product that caters to storage needs across midrange, enterprise, and performance optimized arrays. iGATE, through its expertise in managing user experience, will work on a product that enhances the end customer experience with next generation storage management capabilities.

•	A leading United States healthcare company providing a range of insurance products and related services selected iGATE to provide claims administrative services. As part of the multi-million, multi-year engagement, iGATE, through its subsidiary CHCS Services Inc., will provide claims adjudication services to the healthcare company for their HMO Medicare Advantage line of business. These services will be delivered out of iGATE’s Pensacola facility.

Awards and Recognitions during the Fourth Quarter

•	iGATE was conferred with the Gold Level Award in the Healthy Workplace 2013 assessment. Arogya World – the global health non-profit organization, conducted the first edition of this assessment in India as part of the Clinton Global Initiative Commitment to Action leveraging workplaces as platforms for wellness advancement and chronic disease prevention.

•	iGATE was awarded the ISO 20000 certification for its IT Networks and Information Support functions. This certification measures the effectiveness of the services offered by these business enabling groups and the organization itself comparing them with industry benchmarks.

Conference Call and Webcast

The Company has scheduled its Earnings Conference Call on Thursday, January 16, 2014 to discuss the results of its fourth quarter and full year ended December 31, 2013. Senior management of the Company will discuss the Company’s financial performance for the quarter and answer participants’ questions during the call.

Time	: 07.30-8.30 am Eastern Time
Toll Free (U.S.)	: 877-407-8037
Toll (U.S.)	: 201-689-8037
Toll Free (India)	: 000 800 852 1477

The call will be webcast live on iGATE’s website (www.igate.com) in the Investor Relations page under the section Events. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 13574224. The telephonic replay will be available until January 21, 2014.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of more than 29,500 employees and consistently delivers effective solutions to over 300 companies including Fortune 1000 clients spanning verticals such as: banking and financial services; insurance; healthcare and life sciences; manufacturing; retail and CPG; media and entertainment; energy and utilities; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets are comprised of the value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “iGATE Computer”) and the previous delisting of iGATE Computer. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•	Foreign exchange (gain)/loss: In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of iGATE Computer. During the years of 2013 and 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, iGATE Computer, from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection with the delisting are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•	Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. The Company believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares to compute diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertain global economic conditions, concentrated revenues, new organizational and operational strategies, continued pricing pressures and the significant indebtedness which will use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the Securities and Exchange Commission including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While the Company believes these estimates to be meaningful, actual results may differ materially from those contained in the forward-looking statements in this press release. These amounts could also differ materially from actual reported amounts in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company assumes no obligation and does not intend to update these forward-looking statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact Prabhanjan Deshpande “PD” +91 80 4104 5006 PD@igate.com	Investor Contact Salil Ravindran +1 (510) 298-8400 Salil.ravindran@igate.com

Regional Media Contacts

India	North America	Europe
Sushmita Sarkar Adfactors PR +91 9820661186 Sushmita.sarkar@adfactorspr.com	Anu Kher Gutenberg Communications +1 (646) 775-6301 Anu@gutenbergpr.com Meagan Ostrowski Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com	Radha Ahlstrom-Vij Gutenberg Communications +44-75-8424-1132 Radha@gutenbergpr.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31,	December 31,
	2013	2012
	(unaudited)	(audited)

ASSETS
Current assets:
Cash and cash equivalents	$204,836	$95,155
Restricted cash	360,000	3,072
Short-term investments	181,401	510,816
Accounts receivable, net	159,404	162,335
Unbilled revenues	63,971	72,901
Prepaid expenses and other current assets	44,492	31,710
Prepaid income taxes	838	8,541
Deferred tax assets	10,235	14,655
Foreign exchange derivative contracts	836	782

Total current assets	1,026,013	899,967

Deposits and other assets	24,930	25,372
Prepaid income taxes	32,160	28,351
Property and equipment, net	165,581	167,252
Leasehold land	76,732	86,933
Deferred tax assets	15,153	30,635
Goodwill	438,891	493,141
Intangible assets, net	119,262	144,428

Total assets	$1,898,722	$1,876,079

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,268	$7,799
Line of credit	52,000	77,000
Senior Notes	360,000	—
Term loans	90,000	35,000
Accrued payroll and related costs	57,093	54,802
Other accrued liabilities	79,785	79,008
Accrued income taxes	5,802	9,134
Foreign exchange derivative contracts	909	7,516
Deferred revenue	17,776	17,890

Total current liabilities	672,633	288,149

Other long-term liabilities	3,532	3,265
Senior notes	410,000	770,000
Term loans	270,000	263,500
Accrued income taxes	13,936	17,272
Deferred tax liabilities	41,717	55,494

Total liabilities	1,411,818	1,397,680

Redeemable non-controlling interest	—	32,422

Series B Preferred stock, without par value	410,371	378,474

Shareholders’ equity:
Common shares, par value $0.01 per share	594	585
Common shares held in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	204,143	185,340
Retained earnings	268,750	170,875
Accumulated other comprehensive loss	(387,115)	(274,583)

Total iGATE Corporation shareholders’ equity	71,658	67,503
Non-controlling interest	4,875	—

Total equity	76,533	67,503

Total liabilities, redeemable non-controlling interest, preferred stock and shareholders’ equity	$1,898,722	$1,876,079

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

	Three Months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$299,333	$271,582	$1,150,925	$1,073,930
Cost of revenues (exclusive of depreciation and amortization)	180,159	161,430	698,232	649,810

Gross margin	119,174	110,152	452,693	424,120
Selling, general and administrative expense	51,257	44,123	190,261	171,471
Depreciation and amortization	8,884	9,625	35,189	46,382

Income from operations	59,033	56,404	227,243	206,267
Other income (loss), net	(20,010)	(18,987)	(47,033)	(75,359)

Income before income taxes	39,023	37,417	180,210	130,908
Income tax expense	5,768	6,592	50,229	30,599

Net income before non controlling interest	33,255	30,825	129,981	100,309
Non controlling interest	112	—	209	4,476

Net income attributable to iGATE Corporation	33,143	30,825	129,772	95,833
Accretion to preferred Stock	133	109	494	404
Preferred dividend	8,157	7,457	31,403	29,047

Net income attributable to iGATE common shareholders	$24,853	$23,259	$97,875	$66,382

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
		(unaudited)	(unaudited)	(unaudited)	(audited)

Net income attributable to iGATE common shareholders		$24,853	$23,259	$97,875	$66,382
Add: Dividends on Series B Preferred Stock		8,157	7,457	31,403	29,047

		33,010	30,716	129,278	95,429

Less: Dividends on
Series B Preferred Stock	[A]	8,157	7,457	31,403	29,047

Undistributed Income		$24,853	$23,259	$97,875	$66,382

Allocation of Undistributed Income
Common stock	[B]	18,435	17,526	72,597	50,020
Unvested restricted stock	[C]	7	14	28	39
Series B Preferred Stock	[D]	6,411	5,719	25,250	16,323

		$24,853	$23,259	$97,875	$66,382

Shares outstanding for allocation of undistributed income:
Common stock		58,438	57,543	58,438	57,543
Unvested restricted stock		23	45	23	45
Series B Preferred Stock		20,325	18,778	20,325	18,778

		78,786	76,366	78,786	76,366

Weighted average shares outstanding:
Common stock	[E]	58,372	57,499	58,015	57,183
Unvested restricted stock	[F]	23	45	23	45
Series B Preferred Stock	[G]	20,325	18,778	20,325	18,778

		78,720	76,322	78,363	76,006

Weighted average common stock outstanding		58,372	57,499	58,015	57,183
Dilutive effect of stock options and restricted shares outstanding		2,133	1,614	1,815	1,638

Dilutive weighted average shares outstanding	[H]	60,505	59,113	59,830	58,821

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.40	$0.40	$1.55	$1.55

Undistributed earnings per share:
Common stock	[J=B/E]	$0.32	$0.30	$1.25	$0.87
Unvested restricted stock	[K=C/F]	$0.32	$0.30	$1.25	$0.87
Series B Preferred stock	[L=D/G]	$0.32	$0.30	$1.25	$0.87

Basic earnings per share from operations :
Common stock	[J]	$0.32	$0.30	$1.25	$0.87
Unvested restricted stock	[K]	$0.32	$0.30	$1.25	$0.87
Series B Preferred stock	[I+L]	$0.72	$0.70	$2.80	$2.42

Diluted earnings per share from operations	[[B+C]/H]	$0.30	$0.30	$1.21	$0.85

The number of shares of outstanding Series B Preferred Stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 20.3 million and 18.8 million for the years ended December 31, 2013 and 2012 respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP Net income attributable to iGATE common shareholders	$24,853	$23,259	$97,875	$66,382

Adjustments
Preferred dividend and accretion to preferred stock	8,290	7,566	31,897	29,451
Amortization of intangible assets	2,558	2,749	10,538	11,555
Stock based compensation	4,597	3,004	14,840	12,274
Delisting expenses	—	1,497	93	5,029
Merger and reorganization expenses	2,139	708	7,403	1,472
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	(1,504)	489	3,755
Forfeiture of vested stock options	—	—	(3,005)	—
Income tax adjustments	(2,768)	(2,313)	(9,796)	(8,908)

Non-GAAP Net income attributable to iGATE common shareholders	$39,669	$34,966	$150,334	$121,010

Weighted average shares outstanding, Basic	58,395	57,544	58,038	57,228
Add back: assumed preferred stock conversion	20,325	18,778	20,325	18,778

Non-GAAP weighted average shares outstanding, Basic	78,720	76,322	78,363	76,006

Weighted average dilutive common shares outstanding	60,505	59,113	59,830	58,821
Add back: assumed preferred stock conversion	20,325	18,778	20,325	18,778

Weighted average dilutive common equivalent shares outstanding	80,830	77,891	80,155	77,599

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP) from operations	$0.32	$0.30	$1.25	$0.87
Preferred dividend and accretion to preferred stock	0.11	0.10	0.41	0.39
Amortization of intangible assets	0.03	0.04	0.13	0.15
Stock based compensation	0.05	0.04	0.19	0.16
Delisting expenses	—	0.02	0.01	0.07
Merger and reorganization expenses	0.03	0.01	0.09	0.02
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	(0.02)	0.01	0.05
Forfeiture of vested stock options	—	—	(0.04)	—
Income tax adjustments	(0.04)	(0.03)	(0.13)	(0.12)

Basic EPS (Non-GAAP) from operations	$0.50	$0.46	$1.92	$1.59

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP) from operations	$0.30	$0.30	$1.21	$0.85
Preferred dividend and accretion to preferred stock	0.11	0.10	0.41	0.38
Amortization of intangible assets	0.03	0.03	0.13	0.15
Stock based compensation	0.05	0.04	0.19	0.16
Delisting expenses	—	0.02	0.00	0.06
Merger and reorganization expenses	0.03	0.01	0.09	0.02
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	(0.02)	0.01	0.05
Forfeiture of vested stock options	—	—	(0.04)	—
Income tax adjustments	(0.03)	(0.03)	(0.12)	(0.11)

Diluted EPS (Non-GAAP) from operations	$0.49	$0.45	$1.88	$1.56

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income	$33,255	$30,825	$129,981	$100,309

Adjustments
Depreciation and amortization	8,884	9,625	35,189	46,382
Interest expense	20,554	21,617	87,579	83,766
Income tax expense	5,768	6,592	50,229	30,599
Other income, net	(4,735)	(4,516)	(44,645)	(28,491)
Foreign exchange (gain) / loss	4,191	1,886	4,099	20,084
Stock based compensation	4,597	3,004	14,840	12,274
Delisting expenses	—	1,497	93	5,029
Merger and reorganization expenses	2,139	708	7,403	1,472

Adjusted EBITDA (a non-GAAP measure)	$74,653	$71,238	$284,768	$271,424

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

iGATE presents Adjusted EBITDA as a supplemental measure of its performance. iGATE defines Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (vi) stock based compensation (vii) acquisition expenses (viii) severance expenses, (ix) delisting expenses and (x) merger and reorganization expenses. iGATE eliminated the impact of the above because it does not consider them as indicative of its ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons iGATE considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future iGATE may incur expenses that are the same as or similar to some of the adjustments in this presentation. iGATE’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

iGATE presents Adjusted EBITDA because iGATE believes it assists investors and analysts in comparing iGATE’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of iGATE’s core operating performance. In addition, iGATE uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of its business strategies and (iii) to measure iGATE’s compliance with certain covenants of its credit agreement and indenture.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect iGATE’s cash expenditures or future requirements of cash for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, iGATE’s working capital needs; and

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on iGATE’s debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often need to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of iGATE’s overall long-term incentive compensation package, although iGATE excludes it as an expense when evaluating its ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters iGATE considers not to be indicative of its ongoing operations; and other companies in iGATE’s industry may calculate adjusted EBITDA differently than iGATE does, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. iGATE compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.